UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 23, 2008
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) Resignation of Chief Executive Officer
     On September 23, 2008, Jeffrey C. Mack resigned from his positions as Chairman of the Board, President, Chief Executive Officer and Director of Wireless Ronin Technologies, Inc. (the “Company”), effective immediately. In consideration of Mr. Mack’s execution of a reasonable and customary release he will receive separation payments aggregating to one year’s base salary, medical (COBRA) benefits for one year, accelerated vesting of options for the purchase of 120,000 shares at $2.80 per share, and a 90-day extension of the post-termination exercisability of (a) such options and (b) warrants for the purchase of 35,354 shares at $2.25 per share.
     We issued a press release on September 23, 2008 regarding this Chief Executive Officer transition. Such release is attached as Exhibit 99 and incorporated by reference into this Item 5.02(b).
(c) Appointment of Interim Chief Executive Officer
     On September 23, 2008, the Company’s Board of Directors appointed Stephen F. Birke, age 55, to serve as Interim Chief Executive Officer, effective immediately. Mr. Birke served for the past 38 years at Target Corporation in various roles, most recently as Vice President and General Merchandise Manager until his retirement from Target in May 2008. He was appointed to the Company’s Board of Directors in July 2008, and will remain a member of the Board while serving as Interim Chief Executive Officer. Each of our Company’s executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office. There are no familial relationships between Mr. Birke and any other officer or director of our Company. There are no transactions in which Mr. Birke has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Birke is expected to be entitled to participate in performance-based cash bonus or equity award plans for senior executives based upon goals established by the board or compensation committee.
     We issued a press release on September 23, 2008 regarding this Chief Executive Officer transition. Such release is attached as Exhibit 99 and incorporated by reference into this Item 5.02(c).
ITEM 8.01 OTHER EVENTS.
Appointment of Chairman of the Board
     On September 23, 2008, Gregory T. Barnum was appointed by the Board of Directors to serve as Chairman of the Board. Mr. Barnum joined our Board of Directors in February 2006 and became our Lead Director in December 2007. Since February 2006, Mr. Barnum has been Vice President of Finance and Chief Financial Officer for Datalink Corporation. From July 1997 to June 2005, Mr. Barnum was Chief Financial Officer and Secretary of CNT Corporation. Prior to employment with CNT Corporation, he served as Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary of Tricord Systems, Inc. and held similar senior financial positions with Cray Computer Corporation and Cray Research, Inc. Mr. Barnum is a member of the board of directors of Lime Energy Co. and serves as a member of its audit and compensation committees.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
     See “Exhibit Index.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2008	Wireless Ronin Technologies, Inc.
	By:	/s/ Scott N. Ross
Scott N. Ross
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99	Press Release, dated September 23, 2008.